                                                            December 23, 2005

Fox & Hound Restaurant Group

1551 North Waterfront Parkway, Suite 310

Wichita, KS 67206

Attention: Steven M. Johnson, CEO

            Re:            Letter of Intent

Dear Mr. Johnson:

            Reference is hereby made to that certain letter of intent, dated October 4, 2005 (as amended and in effect from time to time, the "Letter of Intent"), by and between Fox & Hound Restaurant Group, a Delaware corporation (the "Company") and Levine Leichtman Capital Partners, Inc., a California corporation (the "Investor"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Letter of Intent.

            The Company and the Investor hereby agree that, as of the date hereof, paragraph 3 of the Letter of Intent shall be amended by deleting such paragraph 3 in its entirety and substituting in lieu thereof the following new paragraph 3:

         "3.         Public Statements; Confidentiality.  Until consummation of the transactions contemplated hereby, except as required by applicable law or regulatory authority or except to the extent already disclosed in a public announcement that was not made in breach of this letter of intent, none of the Companies or any of their respective shareholders, officers, directors, affiliates, representatives, investment bankers (including North Point Advisors, LLC ("NPA") and Raymond James & Associates), business brokers or agents nor Investor or any of its shareholders, officers, directors, affiliates, representatives, investment bankers, business brokers or agents, in each case without the prior consent of Investor and the Company, respectively, will disclose to any other person (other than the Company's and Investor's advisors, accountants, lawyers and other professionals who are involved in the transaction contemplated herein), (i) the fact that discussions or negotiations are taking place concerning a possible transaction between the Company and Investor or (ii) any of the terms or conditions contained in this letter of intent or the definitive documents, or discussed or proposed in negotiations between the Company and the Investor after the date hereof.  All information exchanged by the parties in connection with the due diligence investigation and the negotiation and consummation of the transactions contemplated hereby shall be subject to the terms of this letter of intent and the Confidentiality Agreement, dated December 19, 2005, between the Investor and the Company.  Any disclosure that the Board of Directors (as defined in paragraph 4(b)) is required to make by law or regulatory authority will not constitute a violation of this letter of intent."

            Except as expressly set forth herein, this letter agreement does not constitute an amendment, modification or waiver of any term or condition of the Letter of Intent, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

            THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW OR CHOICE OF LAW PRINCIPLES.  This letter agreement may be executed in any number of counterparts and by facsimile, all of which taken together shall constitute one and the same agreement.

            If the terms set forth in this letter agreement accurately reflect our mutual understanding of the amendment to the Letter of Intent set forth herein, please acknowledge your agreement and acceptance of such terms by countersigning this letter agreement in the space indicated below and returning to us an executed copy.  Unless and until this letter agreement has been agreed and accepted by Fox & Hound Restaurant Group by its execution of this letter agreement where indicated below, it shall be of no force and effect.

Very truly yours,

LEVINE LEICHTMAN CAPITAL PARTNERS, INC.

By:

Name:

Title:

Agreed and Accepted

as of December 23, 2005:

FOX & HOUND RESTAURANT GROUP

By:

      Name:

      Title: